EXHIBIT 10.2

                             AMENDMENT NUMBER THREE
                                     to the
                       Master Loan and Security Agreement
                           Dated as of March 21, 2002
                                 by and between
                                  E-LOAN, INC.
                                       and
                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.


               This AMENDMENT NUMBER THREE is made this 26th day of November, 2002, by and between E-LOAN, INC., having an address at 5875 Arnold Road, Dublin, California 94568 (the "'Borrower") and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., having an address at 600 Steamboat Road, Greenwich, Connecticut 06830 (the "Lender"), to the Master Loan and Security Agreement, dated as of March 21, 2002, by and between the Borrower and the Lender (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

                                    RECITALS

               WHEREAS, the Borrower has requested that the Lender agree to amend the Agreement, to increase the Maximum Uncommitted Amount thereunder to $275,000,000, to modify certain sub-limits thereunder end to make certain additional changes as set forth herein;

               WHEREAS, in order to induce the Lender to enter into this Amendment Number THREE, the Borrower has agreed to pay the Lender a fee in an amount equal to $150,000; and

               WHEREAS, the Borrower and the Lender have agreed to amend the Agreement as set forth herein.

               NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

               SECTION 1. Effective as of November 26, 2002, Section 1 of the Agreement is hereby amended by deleting clause 10 to the definition of Applicable Collateral Value and replacing it with the following:

(10) that is a HELOC, High LTV Loan, Second Lien Mortgage Loan or "B" or "C" credit Mortgage Loan that is not covered by a Takeout Commitment or as to which the related Takeout Commitment has expired or otherwise terminated prior to the purchase of such Mortgage Loan by the related Takeout Investor; or

               SECTION 2. Effective as of November 26, 2002, Section 1 of the Agreement is hereby amended by deleting clause 1 to the definition of Maximum Credit and replacing it with the following:

(1) the Maximum Credit for Mortgage Loans which are Wet Loans may not exceed, at any time, the lesser of (A) $40 million on any day which occurs during the period from the seventh to last Business Day of each calendar month through and including the sixth Business Day of the next succeeding calendar month or (B) $30 million on any other date;

               SECTION 3. Effective as of November 26, 2002, Section 1 of the Agreement is hereby amended by deleting clauses 2 and 3 to the definition of Maximum Credit and replacing it with the following:

(2)  [Reserved];

(3) the aggregate Maximum Credit for Mortgage Loans which are HELOCs or Second Lien Mortgage Loans may not exceed $70 million at any time;

               SECTION 4. Effective as of November 26, 2002, Section 1 of the Agreement is hereby amended by deleting the definition of Maximum Uncommitted Amount and replacing it with the following:

"Maximum Uncommitted Amount" shall mean $275 million.
--------------------------

               SECTION 5. Effective as of November 26, 2002, Section 2.01(b) of the Agreement is hereby amended by adding the following sentence to the end thereof:

               The Lender may, at any time, terminate the uncommitted portion of this Loan Agreement by providing written notice to the Borrower. Within two (2) Business Days of receipt of such notice, the Borrower agrees to repay the aggregate outstanding amount of all Uncommitted Advances including all interest accrued thereon.

               SECTION 6. Effective as of November 26, 2002, Schedule 1 to the Agreement is hereby amended by adding the following representations after representation (zz):

               (aaa) No predatory or deceptive lending practices, including but not limited to, the extension of credit to a mortgagor without regard for the mortgagor's ability to repay the Mortgage Loan and the extension of credit to a mortgagor which has no tangible net benefit to the mortgagor, were employed in connection with the origination of the Mortgage Loan.

               (bbb) The Mortgage Loan is not a "High Cost Home Loan" within the meaning of the Georgia Fair Lending Act (the "Georgia Act").

               To the extent that the Mortgage Loan is a "Covered Loan" within the meaning of the Georgia Act, the Mortgage Loan complies with all provisions of the Georgia Act, and the Mortgage Loan was either (i) a purchase money loan, or (ii) a refinancing of an existing mortgage loan that had been closed more than five years prior to the closing of such Mortgage Loan.

               SECTION 7. Fee. In order to induce the Lender to enter into this Amendment Number Three with the Borrower, the Borrower hereby agrees to pay to the Lender a fee equal to $150,000 to be paid to the Lender upon execution of this Amendment Number Three. Such fee shall be paid in dollars, in immediately available funds, in accordance with the Lender's instructions. This Amendment Number Three shall be effective upon Lender's receipt of such fee.

               SECTION 8. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

               SECTION 9. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

               SECTION 10. Representations. In order to induce the Lender to execute and deliver this Amendment Number Three, the Borrower hereby represents to the Lender that as of the date hereof, the Borrower is in full compliance with all of the terms and conditions of the Agreement and no Default or Event of Default has occurred and is continuing under the Agreement.

               SECTION 11. Governing Law. This Amendment Number Three shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 of the New York General Obligations
Law).

               SECTION 12. Counterparts. This Amendment Number Three may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.



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               IN WITNESS WHEREOF,  the Borrower and the Lender have caused this
Amendment Number Three to be executed and delivered by their duly authorized officers as of the day and year first above written.



                          E-LOAN, INC.
                          (Borrower)


                          By:
                            -----------------------------------------
                            Name: Steven M. Majerus
                            Title: SVP Capital Markets





                          GREENWICH CAPITAL FINANCIAL
                                          PRODUCTS, INC.


                          By:
                            -----------------------------------------
                            Name: Anthony Palmisano
                            Title: Vice President






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